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                              SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549

                                       Form 8-K

                                   CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report: July 19, 1999

PATHFINDER DATA GROUP INC.
(Exact name of registrant as specified in its charter)

Colorado                            0-15089            84-0906205
(State or other jurisdiction of   (Commission       (I.R.S. Employer
 incorporation or organization)    File Number)      I.D. Number)

20 Commerce Park North              Bedford, NH          03110
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:   603-628-2888


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                               ITEM 4

          Changes in Registrant's Certifying Accountant


The Registrant, effective on July 19, 1999, engaged Ferrari & Associates, PC 21 Locke Mill Drive, Litchfield, NH 03052 as its independent accountant. The former independent accountant was Berry, Dunn, McNeil and Parker, 900 Elm Street, Manchester, NH 03101. In connection with the change of accountants, there were no disagreements with the former accountants on any matter with respect to the current or any prior fiscal years, for the change was principally motivated because Stephen J. Ferrari, who was the partner in-charge of the previous audits of the Registrant, while Registrant was a client of Berry,Dunn,McNeil & Parker, was leaving to form his own firm.

The decision to change accountants was recommended and approved by the Registrant's Board of Directors.






                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PATHFINDER DATA GROUP INC.

By: s/ Allan S. Wolfe
       Allan S. Wolfe, President

July 19, 1999


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